UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota (Address of Principal Executive Offices)	55442 (Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
ev3 Inc. CURRENT REPORT ON FORM 8-K EXHIBIT INDEX

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 4, 2007, ev3 Inc. completed its previously announced acquisition of FoxHollow Technologies, Inc., a company that develops and markets minimally invasive devices for the removal of plaque and thrombus for the treatment of peripheral artery disease. Pursuant to the terms of an agreement and plan of merger dated as of July 21, 2007 among ev3, FoxHollow and Foreigner Merger Sub, Inc., Foreigner Merger Sub, Inc., a wholly owned subsidiary of ev3 Inc., merged with and into FoxHollow, with FoxHollow continuing as the surviving company and becoming a wholly owned subsidiary of ev3. The merger agreement and the transactions contemplated thereby, including the merger, were approved by the board of directors and stockholders of each of ev3 and FoxHollow. The FoxHollow stockholders approved the merger agreement and the transactions contemplated thereby, including the merger, at a special meeting of FoxHollow stockholders held on October 4, 2007.
     At the effective time and as a result of the merger, each share of common stock of FoxHollow issued and outstanding immediately prior to the effective time of the merger other than shares held by a FoxHollow stockholder who properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware General Corporation Law and shares owned by FoxHollow as treasury stock, was converted into the right to receive 1.45 shares of ev3 common stock and $2.75 in cash. Alternatively, FoxHollow stockholders could have elected to receive either 1.62 shares of ev3 common stock or $25.92 in cash for each share of FoxHollow common stock by making an all-stock or an all-cash election, respectively. Stock and cash elections were subject to pro-ration to preserve an overall mix of 1.45 shares of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. The deadline for the exchange agent’s receipt of certificates representing shares of FoxHollow common stock in connection with the guaranteed delivery procedure described in the election form and letter of transmittal previously delivered to FoxHollow stockholders has been extended to October 10, 2007.
     In addition, at the effective time and as a result of the merger, all outstanding options to purchase shares of FoxHollow common stock and other equity awards based on FoxHollow common stock, which were outstanding immediately prior to the effective time of the merger and whether or not then exercisable or vested, were converted into and became, respectively, options to purchase shares of ev3 common stock and with respect to all other FoxHollow equity awards, awards based on shares of ev3 common stock, in each case, on terms substantially identical to those in effect prior to the effective time of the merger, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the merger consideration and other adjustments as provided in the merger agreement.
     In the aggregate, ev3 issued approximately 43.1 million shares of its common stock and paid approximately $81.4 million to FoxHollow stockholders in connection with the merger. The issuance of ev3 common stock to the FoxHollow stockholders in connection with the merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-145554), initially filed by ev3 with the Securities and Exchange Commission on August 17, 2007 and declared effective on August 30, 2007. ev3’s Form S-4 registration statement, including the information/proxy statement-prospectus included therein, contains additional information about the merger and the related transactions.
     In January 2007, ev3 and FoxHollow entered into an agreement to conduct a joint clinical study of FoxHollow’s calcium cutting device (The RockHawk) and ev3’s SpiderRX endovascular devices to seek approval for the treatment of calcified lesions in peripheral artery disease. As part of the January 2007 agreement, FoxHollow has the exclusive right to market the two devices together in the United States. Other than the January 2007 agreement, there were no material relationships between ev3 or its affiliates, on the one hand, and FoxHollow and its affiliates, on the other hand prior to the entering into of the merger agreement.

     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the merger agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     Following the completion of the merger, ev3 intends to take a number of restructuring actions that may result in material charges to ev3. These actions include eliminating redundancies in internal programs, processes and employee positions and leveraging higher manufacturing volumes to reduce supply chain costs. These actions will proceed in phases and are expected to be substantially completed during fiscal year 2008. A significant portion of ev3's costs associated with these actions will consist of one-time termination costs. These costs cannot be estimated at this time and may result in substantial future cash expenditures.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     On October 3, 2007, in furtherance of the transactions contemplated under the ev3/FoxHollow merger agreement, Douglas W. Kohrs and Dale A. Spencer tendered to the ev3 board of directors their resignations as directors of ev3, with such resignations effective as of the election of FoxHollow’s four board designees at the effective time of the merger. In addition, James M. Corbett tendered his resignation as a Class I director of ev3 effective as of his election as a Class III director of ev3 at the effective time of the merger. Mr. Corbett’s resignation was necessary to accommodate the requirement in ev3’s amended and restated certificate of incorporation and bylaws that the ev3 board of directors be divided into three staggered class of directors of the same or nearly the same number.
(d)     On October 3, 2007, the ev3 board of directors approved a number of actions in connection with the proposed ev3/FoxHollow merger, including the expansion of the ev3 board of directors from eight to 10 members and the election of FoxHollow’s four board designees as directors of ev3 and Mr. Corbett as a Class III director of ev3 effective as of the effective time of the merger. The four new ev3 board members include: John B. Simpson, Ph.D., M.D., Jeffrey B. Child, Richard N. Kender and Myrtle S. Potter.
     Dr. Simpson became ev3’s vice chairman of the board and chief scientist at the effective time of the merger. Dr. Simpson founded FoxHollow Technologies, Inc. in September 1996 and served as its Chief Executive Officer from June 2006 until the effective time of the merger. From May 2004 to December 2005, Dr. Simpson also served as a consultant to FoxHollow and from October 1996 to July 1997, Dr. Simpson served as its President. Since March 2000, Dr. Simpson has served in various positions at De Novo Ventures, a venture capital fund, including Managing Director and Clinical Director. Since 1983, Dr. Simpson has been a Partner at Cardiovascular Medicine and Coronary Interventions, a cardiology physician group.
     Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party since July 2004. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. Equity Capital Markets at Banc of America Securities LLC. Prior to that time, he served as a Managing Director in the Healthcare Group at Banc of America Securities. Mr. Child currently serves on the board of directors of AMERIGROUP Corporation, a multi-state managed healthcare company. Mr. Child also serves as a Trustee of the Menlo Park City School District Board of Education. Mr. Child holds a B.S. in Chemical Engineering from the University of California at Davis and an M.B.A. from the University of Pennsylvania.
     Mr. Kender has worked for Merck & Co., Inc. since 1978, holding several positions, including Vice President, Business Development and Corporate Licensing since 2000 and Vice President, Corporate Development from 1996 to 2000. Mr. Kender is also a member of Merck’s Finance Senior Leadership Team. Mr. Kender holds a B.S. in Accounting from Villanova and an M.B.A. from Fairleigh Dickinson University.
     Ms. Potter has been a consultant since August 2005 and since September 2006 has been an owner and operator of a number of real estate-related private entities. From May 2000 to August 2005, Ms. Potter held senior management positions at Genentech, a biotechnology company, including President and Executive Vice President of Commercial Operations and Chief Operating Officer. Prior to joining

Genentech, Ms. Potter held the positions of President of U.S. Cardiovascular/Metabolics from November 1998 to May 2000, Senior Vice President of Sales, U.S. Cardiovascular/Metabolics from March 1998 to October 1998, Group Vice President of Worldwide Medicines Group from February 1997 to February 1998 and Vice President of Strategy and Economics, U.S. Pharmaceutical Group from April 1996 to January 1997 at Bristol-Myers Squibb, a pharmaceutical company. Previously, Ms. Potter held the position of Vice President of the Northeast Region Business Group at Merck & Co., Inc., a pharmaceutical company, from October 1993 to March 1996. Ms. Potter serves on the board of directors of Amazon.com, an online shopping company. Ms. Potter holds a B.A. in Political Science from the University of Chicago.
     Pursuant to ev3’s amended and restated certificate of incorporation and bylaws, the ev3 board of directors is divided into three staggered classes of directors of the same or nearly the same number. Pursuant to ev3’s amended and restated certificate of incorporation and bylaws, the ev3 board of directors has the power to increase the authorized number of directors and fill vacancies on the board arising from any such newly created directorship. Any director so elected by the board will hold office for the remainder of the full term of the class of directors in which they are apportioned, and until such director’s successor is elected and qualified. On October 3, 2007, the ev3 board of directors increased the size of the ev3 board of directors from eight members to 10 members and elected Dr. Simpson as a Class II director, Mr. Child as a Class I director, Mr. Kender as a Class I director and Mr. Corbett and Ms. Potter as Class III directors. Dr. Simpson’s term as a Class II director will expire upon election and qualification of a successor director at the annual meeting of stockholders to be held in 2010. Messrs. Child and Kender’s terms as Class I directors will expire upon election and qualification of successor directors at the annual meeting of stockholders to be held in 2009. Mr. Corbett’s and Ms. Potter’s terms as Class III directors will expire upon election and qualification of successor directors at the annual meeting of stockholders to be held in 2008.
     Mr. Child will serve as a member of the audit committee of the ev3 board of directors and Ms. Potter will serve as a member of the compensation committee and nominating and corporate governance committee of the ev3 board of directors.
     As outside independent directors, each of Mr. Child and Ms. Potter will be paid an annual cash retainer of $24,000, paid on a quarterly basis. ev3 does not pay its independent directors separate fees for attending board and committee meetings, but it does reimburse each member of its board of directors for out-of-pocket expenses incurred in connection with attending board and committee meetings. On October 3, 2007, the ev3 board of directors, upon recommendation of the compensation committee, granted each of Mr. Child and Ms. Potter an option to purchase 20,000 shares of ev3 common stock effective upon his or her election to the ev3 board of directors at the effective time of the merger. These stock option grants were conditioned upon the completion of the merger and the status of such individuals as directors of ev3 on the date of grant of the options. Neither Dr. Simpson nor Mr. Kender will be paid separately for his service as a director of ev3. It is expected that in connection with his position as chief scientist, Dr. Simpson will be paid an annual base salary of $400,000, be eligible to participate in the ev3 Inc. Executive Performance Incentive Plan and receive other benefits typically received by other ev3 executive officers. Effective upon completion of the merger, Dr. Simpson was granted an option to purchase 37,500 shares of ev3 common stock and a restricted stock grant for 16,447 shares of ev3 common stock. One-quarter of the shares underlying the stock option will vest on October 4, 2008 and 1/36 of the remaining shares will vest each of the 36 months thereafter, so long as Dr. Simpson remains an employee or independent consultant of ev3. Dr. Simpson’s restricted stock grant will vest and become non-forfeitable with respect to one-fourth of the shares on each of November 15, 2008, November 15, 2009, November 15, 2010 and November 15, 2011 so long as Dr. Simpson remains an employee or independent consultant of ev3.

     ev3 enters into agreements with its directors under which ev3 is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of ev3’s directors. ev3 will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to ev3’s best interests. With respect to any criminal proceeding, ev3 will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.
     Other than pursuant to the terms of the merger agreement and that certain amendment, waiver, consent and assumption agreement dated as of July 21, 2007 among ev3, FoxHollow and Merck & Co., Inc., both of which agreements were previously reported and described in ev3’s registration statement on Form S-4 (File No. 333-145554), which became effective on August 30, 2007, there is no arrangement or understanding between any of the new ev3 directors and any other persons pursuant to which each such individual was selected as a director of ev3. Other than as previously reported and described in or incorporated by reference into ev3’s Form S-4 registration statement, there has been no transaction, or proposed transaction, since January 1, 2007 to which any of the new directors or any member of their immediate family had or is to have a direct or indirect material interest or any other related transaction with ev3 within the meaning of Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. There are no family relationships between any of the new directors and any of ev3’s other directors, executive officers or persons nominated or chosen by ev3 to become directors or executive officers, except that Dr. Simpson is the father-in-law of Douglas S. Rohlen, President, FoxHollow Technologies.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective immediately prior to the effective time of the merger on October 4, 2007, ev3’s amended and restated certificate of incorporation was amended to increase the number of shares of common stock that ev3 is authorized to issue from 100 million to 300 million. This amendment was previously approved by the ev3 board of directors on July 20, 2007 and by certain ev3 stockholders who collectively held of record approximately 50.2% of the issued and outstanding shares of ev3 common stock as of the close of business on July 20, 2007.
     A copy of the amendment to ev3’s amended and restated certificate of incorporation increasing the number of shares of common stock that ev3 is authorized to issue from 100 million to 300 million was attached as Exhibit 3.1 to ev3’s current report on Form 8-K filed with the SEC on July 23, 2007 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
     The financial statements required by Rule 3-05 of Regulation S-X were previously reported in ev3’s registration statement on Form S-4 (File No. 333-145554), which became effective on August 30, 2007, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.
(b)	Pro forma financial information.
     The pro forma financial statements required by Article 11 of Regulation S-X were previously reported in ev3’s registration statement on Form S-4 (File No. 333-145554), which became effective on

August 30, 2007, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.
(d)	Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger dated as of July 21, 2007 by and among ev3 Inc., Foreigner Merger Sub, Inc. and FoxHollow Technologies, Inc. (incorporated by reference to Exhibit 2.1 to ev3’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007)*

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 3.1 to ev3’s Current Report on Form 8-K filed on July 23, 2007 (File No. 000-51348))

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007	ev3 Inc.
	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of July 21, 2007 by and among ev3 Inc., Foreigner Merger Sub, Inc. and FoxHollow Technologies, Inc.*	Incorporated by reference to Exhibit 2.1 to ev3’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 3.1 to ev3’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.